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                                                                     EXHIBIT 5.1

["BAKER & MCKENZIE LOGO"]                       BAKER & MCKENZIE LLP
                                                One Prudential Plaza, Suite 3500
                                                130 East Randolph Drive
                                                Chicago, Illinois  60601, USA

                                                Tel: +1 312 861 8000
                                                Fax: +1 312 861 2899
                                                chicago.information@bakernet.com
                                                www.bakernet.com


ASIA                February 4, 2005
PACIFIC
Bangkok
Beijing
Hanoi               Northfield Laboratories Inc.
Ho Chi Minh City    1560 Sherman Avenue
Hong Kong           Suite 1000
Jakarta             Evanston, IL 60201-4800
Kuala Lumpur
Manila
Melbourne
Shanghai
Singapore
Sydney              Re: Offering of Common Stock
Taipei
Tokyo               Ladies and Gentlemen:

EUROPE &            We have acted as counsel for Northfield Laboratories Inc., a
MIDDLE EAST         Delaware corporation (the "Company"), in connection with the
Almaty              registration under the Securities Act of 1933, as amended
Amsterdam           (the "Securities Act"), of the offer and sale of up to
Antwerp             5,175,000 shares of the Company's Common Stock, par value
Bahrain             $.01 per share (the "Stock"), including 675,000 shares of
Baku                Stock to cover over-allotments, if any, pursuant to the
Barcelona           Registration Statement on Form S-3 (Registration Number
Berlin              333-121622) filed by the Company with the Securities and
Bologna             Exchange Commission (the "Commission") on December 23, 2004
Brussels            (the "Registration Statement").
Budapest
Cairo
Dusseldorf          The offering and sale of the Stock is proposed to be made
Frankfurt / Main    pursuant to that certain Underwriting Agreement dated as of
Geneva              February 4, 2005 (the "Underwriting Agreement") executed by
Kyiv                the Company and UBS Securities LLC, SG Cowen & Co. and
London              Harris Nesbitt Corp. as representatives of the underwriters
Madrid              named in Schedule A thereto (collectively, the
Milan               "Underwriters"). Unless otherwise defined herein, each
Moscow              capitalized term used herein that is defined in the
Munich              Underwriting Agreement has the meaning given such term in
Paris               the Underwriting Agreement.
Prague
Riyadh              In reaching the opinion set forth herein, we have reviewed
Rome                copies of the Underwriting Agreement, the Registration
St. Petersburg      Statement, the Prospectus included in the Registration
Stockholm           Statement as of its effective date (the "Base Prospectus"),
Vienna              the Prospectus Supplement filed by the Company with the
Warsaw              Commission on February 4, 2005 (the "Prospectus Supplement")
Zurich              and such other agreements, certificates of public officials and officers of the Company, records, documents and matters
NORTH & SOUTH       of law that we have deemed relevant. In such review, we have
AMERICA             assumed the genuineness of all signatures, the authenticity
Bogota              of all documents submitted to us as originals, the
Brasilia            conformity to original documents of all documents submitted
Buenos              to us as photostatic or certified copies and the
Aires               authenticity of the originals of such copies.
Calgary
Caracas
Chicago
Dallas
Guadalajara
Houston
Juarez
Mexico
City
Miami
Monterrey
New York
Palo Alto
Porto Alegre
Rio de Janeiro
San Diego
San Francisco
Santiago
Sao Paulo
Tijuana
Toronto
Valencia
Washington, DC      Baker & McKenzie LLP is a member of Baker & McKenzie
                    International, a Swiss Verein.
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["BAKER & MCKENZIE LOGO"]

Based upon and subject to the foregoing, we are of the opinion that the Stock has been duly and validly authorized and, when issued to the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

The opinion expressed above is limited to the laws of the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Company's Current Report on Form 8-K dated February 4, 2005, which is incorporated by reference into the Registration Statement and to the use of our name under the caption "Legal Matters" in the Base Prospectus and the Prospectus Supplement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ BAKER & MCKENZIE LLP

                                                                          Page 2

Northfield Laboratories Inc.
February 4, 2005